Exhibit 10.2

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: October 10, 2012 (“Issuance Date”)

Marlborough Software Development Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [            ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof pursuant to the terms hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [            ] (            ) fully paid nonassessable shares of Common Stock (as defined below), which number is subject to adjustment as set forth herein below (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of a series of similar warrants to purchase Common Stock issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of October 10, 2012 (the “Subscription Date”) and capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but shall deliver the original Warrant within five (5) days thereafter. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and Computershare Trust Company, N.A., the Company’s transfer Agent (“Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the Registration Statement is not effective at the time this Warrant is exercised, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number (with the Company paying cash to the Holder for any fractional shares resulting from such rounding down). In addition to Section 5(f) of the Certificate of Designation, the Company shall pay any and all issuance or transfer taxes which may be payable by it with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. For the avoidance of doubt, payment of any and all personal tax liabilities of the Holder shall remain the responsibility of the Holder, including without limitation income or capital gains taxes.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.67, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Notice in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. Except in the event of a Buy-In provided in this Section 1(c), no provision of this Warrant shall derogate from the Company’s obligation to timely deliver to each Holder a certificate for the number of shares of Common Stock to which the Holder is entitled upon receipt of an Exercise Notice and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled.

(d) Payment of Exercise Price. The Company shall promptly, and in no case later than the Business Day immediately following such receipt, confirm receipt of an Exercise Notice via facsimile to the number specified in such Exercise Notice. Within five (5) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”). Such payment shall be made, at the sole election of the Holder, in cash or by wire transfer of immediately available funds, by surrender of that number of Series A Preferred Shares with an aggregate liquidation preference plus any accrued and unpaid dividends thereon equal to the Aggregate Exercise Price together with a duly executed stock power (with the Company paying cash to the Holder for any fractional shares resulting from such surrender), by cashless exercise as described below or any combination thereof.

(e) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price pursuant to paragraph (d) above, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

X = Y [(A-B)/A]
where:
X = the Net Number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (as adjusted to the date of such calculation).

A = the average of the Closing Bid Prices for the thirty Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price (as adjusted to the date of such calculation).

(f) Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(g) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(h) Regulatory Restrictions. Notwithstanding any other provision of this Warrant to the contrary, if as a result of exercise of the Warrant (without taking into account the manner in which the Aggregate Exercise Price is paid), the Holder would (i) own 20% or more of the issued and outstanding equity interests or voting interests of the Company, (ii) have board observer or director or designation rights, (iii) have a right to receive 20% or more of the profits of the Company; (iv) have a right to receive 20% or more of the residual assets of the Company upon its liquidation; or (v) be an Affiliate of the Company such that it exercises control over the Company within the meaning of the Securities Act, then the Company shall be obligated to offer to repurchase from the Holder and cancel, and the Holder may, but is not required to sell to the Company for cancellation, immediately prior to the issuance of the Warrant Shares to the Holder, such number of Warrant Shares as would represent the excess of 20% of the issued and outstanding equity interests or voting interests or means of control in the Company (after taking into account the surrender of the Series A Preferred Shares) for a price per Warrant Share equal to the average of the Closing Bid Prices for the thirty Trading Days immediately prior to (but not including) the Exercise Date; provided that in the event that the Holder owns any Series A Preferred Shares, the Holder shall have used such Series A Preferred Shares to pay for the Aggregate Exercise Price or portion thereof.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Reclassification, Exchange and Substitution. If the Warrant Shares issuable upon the exercise of this Warrant are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or share dividend, provided for elsewhere in this Section 2), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company’s organizational documents.

(c) Reorganization. If at any time or from time to time there is a capital reorganization of the shares of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2), then, as a part of such reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares or other securities or property of the Company, to which a holder of shares of the Company deliverable upon conversion would have been entitled on such capital reorganization.

(d) Adjustment for Issue or Sale of Common Stock at Less than the Exercise Price. If and whenever, on or after the date hereof, the Company issues or sells, or in accordance with this Section 2(d) is deemed to have issued or sold, any shares of Common Stock that are not Exempt Securities for a consideration per share less than the Exercise Price as of the date of such issuance or sale (a “Covered Issuance”), then immediately upon such Covered Issuance or sale, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased in accordance with the following equation:

(A*B-A*C))/(D+C-A)
where:
A = the number of Warrant Shares for which this Warrant is exercisable prior to the Covered Issuance.

B = the aggregate number of shares of Common Stock to be issued in the Covered Issuance.

C = the number of shares of Common Stock issuable for the amount raised by the Covered Issuance at a price per share equal to the Exercise Price immediately prior to the Covered Issuance.

D = the sum of (x) the number of shares of Common Stock issued and outstanding prior to the Covered Issuance (for the avoidance of any doubt, such number shall be calculated solely based on the actual number of shares issued and outstanding and not on a fully diluted basis) and (y) the number of Warrant Shares under this Warrant which have not been exercised as of the date of such Covered Issuance).

All calculations pursuant to this Section 2(d) shall be rounded to two decimal points. Notwithstanding the foregoing, the provisions of this Section 2(d) shall terminate and be of no further force or effect upon the earlier to occur of (i) the five year anniversary of the date hereof, (ii) the date on which the Holder ceases to be a beneficial owner of Series A Preferred Shares as a result of any sale, transfer, redemption event or otherwise; and (iii) the effective date on which the Corporation satisfies both of the following conditions: (a) shares of capital stock of the Corporation are listed on a U.S. national securities exchange registered with the SEC pursuant to Section 6(a) of the Exchange Act, and (b) the Corporation has a market capitalization of at least $40 million. For the avoidance of doubt, the U.S. national securities exchanges currently registered with the SEC pursuant to Section 6(a) of the Exchange Act are NYSE MKT LLC, BATS Exchange, Inc., BATS Y-Exchange, Inc., BOX Options Exchange LLC, NASDAQ OMX BX, Inc., C2 Options Exchange, Incorporated, Chicago Board Options Exchange, Incorporated, Chicago Stock Exchange, Inc., EDGA Exchange, Inc., EDGX Exchange, Inc., International Securities Exchange, LLC, The Nasdaq Stock Market LLC, National Stock Exchange, Inc., New York Stock Exchange LLC, NYSE Arca, Inc. and NASDAQ OMX PHLX, Inc.

(e) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(e) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. [Reserved]

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) The Company shall provide the Holder with written notice of any Fundamental Transaction at least 30 days prior to the consummation of the Fundamental Transaction. In connection with any Fundamental Transaction, the Company shall make appropriate provision so that this Warrant shall thereafter be exercisable for shares of the Successor Entity based upon the conversion ratio or other consideration payable in the Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant; provided that the Holder shall be entitled to receive notice of any stockholders’ meeting in accordance with the DGCL and the Bylaws of the Company and any other notice provided to stockholders of the Company and the resolutions thereof. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9.3 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile the disputed determination of the Exercise Price to an independent, reputable accountant or investment bank selected by the Company and approved by the Holder. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Exchange or The NASDAQ Stock Market.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g) “Exempt Securities” as such term is defined in the Securities Purchase Agreement.

(h) “Expiration Date” means the date one-hundred and twenty (120) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(j) “Net Consideration Per Share” means the total amount of consideration, if any, received by the Company for the issuance or sale of Common Stock divided by the aggregate number of shares of Common Stock that would be issued if all such shares Common Stock were issued.

(k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) “Principal Market” means FINRA’s over-the-counter bulletin board or such other securities market or national securities exchange on which the Company’s Common Stock may be listed or quoted after the date hereof.

(n) “Registration Statement” means a registration statement on Form S-1, Form S-3, or such other eligible registration form as determined in the sole discretion of the Company which registers the resale of the Warrant Shares pursuant to Rule 415 promulgated under the Securities Act.

(o) “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(p) “Series A Preferred Shares” means shares of the Company’s 6.5% Series A Redeemable Preferred Stock.

(q) “Securities Act” means the Securities Act of 1933, as amended.

(r) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the

Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

The undersigned holder hereby exercises the right to purchase             of the shares of Common Stock (“Warrant Shares”) of Marlborough Software Development Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder’s payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a tender of shares of 6.5% Series A Redeemable Preferred Stock with respect to Warrant Shares.

a “Cashless Exercise” with respect to Warrant Shares (only if permitted pursuant to Section 1(e) of the Warrant).

2. Payment of Exercise Price. In the event that the Holder conducted a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant. In the event that the Holder is tendering shares of 6.5% Series A Redeemable Preferred Stock with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price by tendering certificates for shares of 6.5% Series A Redeemable Preferred Stock with an aggregate liquidation preference of $             to the Company together with a duly executed stock power in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the Holder              Warrant Shares in accordance with the terms of the Warrant.

4. Confirmation. Please send confirmation of receipt of this Exercise Notice to the following facsimile number:                     .

Date:             ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 201     from the Company and acknowledged and agreed to by Computershare Trust Company, N.A.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

By:
Name:
Title: